TIDAL TRUST II 485BPOS

Exhibit 99(g)(i)(19)

NINETEENTH AMENDMENT TO THE

TIDAL TRUST II

CUSTODY AGREEMENT

THIS NINETEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of July 7, 2022, as amended (the “Agreement”), is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●

●	Cambria Chesapeake Pure Trend ETF

●	Defiance 2X Ether Strategy ETF

●	Defiance 2X Short MSTR ETF

●	Defiance Daily Target 2x Long Carbon ETF

●	Defiance Daily Target 2x Long Copper ETF

●	Defiance Daily Target 2x Long Lithium ETF

●	Defiance Daily Target 2x Long LLY ETF

●	Defiance Daily Target 2x Long MSTR ETF

●	Defiance Daily Target 2x Long NVO ETF

●	Defiance Daily Target 2x Long PANW ETF

●	Defiance Daily Target 2x Long SMCI ETF

●	Defiance Daily Target 2x Long Solar ETF

●	Defiance Daily Target 2x Long Uranium ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	May 15, 2024	Date:	May 15, 2024

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:

Blueprint Chesapeake Multi-Asset Trend ETF Cambria Chesapeake Pure Trend ETF
Carbon Collective Climate Solutions U.S. Equity ETF
Carbon Collective Short Duration Green Bond ETF
Cboe® Validus S&P 500® Dynamic PutWrite Index ETF
Clockwise Core Equity & Innovation ETF CNIC ICE U.S. Carbon Neutral Power Futures Index ETF
CoreValues Alpha America’s Digital Growth ETF CoreValues Alpha Greater China Growth ETF
CoreValues Alpha India Growth ETF
Defiance 2X Ether Strategy ETF
Defiance 2X Short MSTR ETF
Defiance Daily Target 2x Long Carbon ETF
Defiance Daily Target 2x Long Copper ETF
Defiance Daily Target 2x Long Lithium ETF
Defiance Daily Target 2x Long LLY ETF
Defiance Daily Target 2x Long MSTR ETF
Defiance Daily Target 2x Long NVO ETF
Defiance Daily Target 2x Long PANW ETF
Defiance Daily Target 2x Long SMCI ETF
Defiance Daily Target 2x Long Solar ETF
Defiance Daily Target 2x Long Uranium ETF
Defiance Developed Markets Enhanced Options Income ETF
Defiance Emerging Markets Enhanced Options Income ETF
Defiance Gold Enhanced Options Income ETF Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance Nasdaq 100 Income Target ETF
Defiance Oil Enhanced Options Income ETF Defiance R2000 Enhanced Options Income ETF
Defiance R2000 Income Target ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance S&P 500 Income Target ETF Defiance Silver Enhanced Options Income ETF
Defiance Treasury Alternative Yield ETF
Defiance Treasury Enhanced Options Income ETF DGA Absolute Return ETF
Even Herd Long Short ETF
Grizzle Growth ETF
Hilton Small-MidCap Opportunity ETF
iREIT® - MarketVector Quality REIT Index ETF
Nicholas Fixed Income Alternative ETF
Peerless Option Income Wheel ETF
Pinnacle Focused Opportunities ETF

Quantify Absolute Income ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Roundhill Generative AI & Technology ETF

Tactical Advantage ETF

The Meet Kevin Moderate ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ Bitcoin Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ GOOG Option Income Strategy ETF

YieldMax™ Innovation Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ SQ Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ Ultra Option Income Strategy ETF

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Universe Fund of Option Income ETFs